UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 4, 2003
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6033 (Commission File Number)	36-2675207 (I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.      Other Events.

UAL Corporation filed its monthly operating report for the period January 1, 2003 through January 31, 2003 with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, a copy of which is attached hereto as Exhibit 99.1, in connection with its voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in Case Nos. 02-48191 through 02-48218.

Item 7.      Financial Statements and Exhibits.

(c)	Exhibits	Description

	99.1	Monthly Operating Report of UAL Corporation for the period January 1, 2003 through January 31, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

		By:	/s/ Francesca M. Maher

		Name: Title:	Francesca M. Maher Senior Vice President, General Counsel and Secretary
Dated:	March 4, 2003